Exhibit 99.(a)(15)

Creation and Designation of
Additional Series of Shares of Beneficial Interest of
American Beacon Funds

Pursuant to Article III, Section 1 of the Amended and Restated Declaration of Trust of the American Beacon Funds (the “Trust”) dated March 4, 2015 (“Trust Instrument”), the American Beacon Tocqueville International Value Fund (the “Tocqueville Fund”), a new series of the Trust, was created by a resolution of the Trust’s Board of Trustees (“Board”) on August 22, 2018; and the American Beacon AHL Target Risk Fund, a series of the Trust created by resolution of the Board on June 6, 2018, is hereby renamed the American Beacon AHL TargetRisk Fund (the “AHL Fund”).

The shares of beneficial interest of the Tocqueville Fund and the AHL Fund (“Shares”) are designated as follows:

1.
The initial classes of Shares of the Tocqueville Fund are designated as Institutional Class Shares, Investor Class Shares, and Y Class Shares.  Each class of Shares has the same rights and obligations, except as provided in the Trust Instrument, the Tocqueville Fund’s Registration Statement on Form N-1A (“Registration Statement”), or by resolution adopted by the Board.  The Tocqueville Fund’s Shares shall be offered for sale and redeemed on the terms set forth in the Trust’s Registration Statement.

2.
There are no changes to the Classes of Shares of the AHL Fund and they will continue to be designated as Institutional Class Shares, Investor Class Shares, Y Class Shares, A Class Shares, and C Class Shares.  Each class of Shares has the same rights and obligations, except as provided in the Trust Instrument, the AHL Fund’s Registration Statement on Form N-1A (“Registration Statement”), or by resolution adopted by the Board.  The AHL Fund’s Shares shall be offered for sale and redeemed on the terms set forth in the Trust’s Registration Statement.

3.
All rights and preferences of the Shares of the Tocqueville Fund and the AHL Fund are as set forth in the Trust Instrument dated March 4, 2015 and the Amended and Restated Bylaws of the Trust dated February 18, 2014.

IN WITNESS WHEREOF, the undersigned have executed this instrument the 10th day of September, 2018.

Gilbert G. Alvarado

Joseph B. Armes

Gerard J. Arpey

Brenda A. Cline

Eugene J. Duffy

Alan D. Feld

Claudia A. Holz

Douglas A. Lindgren

Richard A. Massman

Barbara J. McKenna

R. Gerald Turner